                     DAIMLER-BENZ VEHICLE OWNER TRUST 1998-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.
                          COLLECTION PERIOD: JUNE 1999


DISTRIBUTION DATE:
         07/20/1999


STATEMENT TO NOTEHOLDERS AND  CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE SALE AND SERVICING AGREEMENT                                                         Per $1,000 of Original
                                                                                                           Class A/Class B
                                                                                                               Amounts
                                                                                                        ----------------------
      (i) Principal Distribution
             Class A-1                                                          $  11,854,505.16              $32.929181
             Class A-2                                                          $  38,534,763.08              $75.855833
             Class A-3                                                          $           0.00              $ 0.000000
             Class A-4                                                          $           0.00              $ 0.000000
             Class B Amount                                                     $           0.00              $ 0.000000

     (ii) Interest Distribution
             Class A-1                                                          $      50,337.60              $ 0.139827
             Class A-2                                                          $   2,214,033.33              $ 4.358333
             Class A-3                                                          $   1,892,000.00              $ 4.300000
             Class A-4                                                          $   1,051,830.00              $ 4.350000
             Class B Amount                                                     $     382,415.48              $ 4.683333

    (iii) Monthly Servicing Fee                                                 $   1,069,424.21
             Monthly Supplemental Servicing Fee                                 $           0.00

     (iv) Class A-1 Principal Balance (end of Collection Period)                $           0.00
          Class A-1 Pool Factor (end of Collection Period)                              0.000000%
          Class A-2 Principal Balance (end of Collection Period)                $ 469,465,236.92
          Class A-2 Pool Factor (end of Collection Period)                             92.414417%
          Class A-3 Principal Balance (end of Collection Period)                $ 440,000,000.00
          Class A-3 Pool Factor (end of Collection Period)                            100.000000%
          Class A-4 Principal Balance (end of Collection Period)                $ 241,800,000.00
          Class A-4 Pool Factor (end of Collection Period)                            100.000000%
          Class B Principal Balance (end of Collection Period)                  $  81,654,551.40
          Class B Pool Factor (end of Collection Period)                              100.000000%

      (v) Pool Balance (end of Collection Period)                               $1,232,919,788.32

     (vi) Interest Carryover Shortfall
             Class A-1                                                          $           0.00              $ 0.000000
             Class A-2                                                          $           0.00              $ 0.000000
             Class A-3                                                          $           0.00              $ 0.000000
             Class A-4                                                          $           0.00              $ 0.000000
             Class B                                                            $           0.00              $ 0.000000
          Principal Carryover Shortfall
             Class A-1                                                          $           0.00              $ 0.000000
             Class A-2                                                          $           0.00              $ 0.000000
             Class A-3                                                          $           0.00              $ 0.000000
             Class A-4                                                          $           0.00              $ 0.000000
             Class B                                                            $           0.00              $ 0.000000

    (vii) Balance of the Reserve Fund Property (end of Collection Period)
             Class A Amount                                                     $  57,100,909.30
             Class B Amount                                                     $           0.00

   (viii) Aggregate Purchase Amount of Receivables repurchased by the
          Seller or the Servicer                                                $  14,317,034.56



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